                                                                                                                                                EXHIBIT 10.2

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of March 23, 2018, among Jones Soda Co., a Washington corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto as Exhibit A and identified on the signature pages hereto (each, including its successors and assigns an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and in reliance upon the applicable exemptions from securities registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
 DEFINITIONS

                    1.1.            Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” as to any Person, means any action, suit, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against such Person, any of such Person’s Subsidiaries or any of such Person’s or such Subsidiaries’ respective properties before or by any Governmental Body, arbitrator, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Board of Directors” means the board of directors of the Company and/or its Subsidiaries.

“Business” means the business conducted by the Company and/or its Subsidiaries.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of Washington or in New York, New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Company, with no par value per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Company Counsel” means Cairncross & Hempelmann, P.S.

“Company’s Knowledge” means the actual knowledge of Jennifer L. Cue, Max Schroedl and Eric Chastain, in each case after due inquiry.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Convertible Notes.

“Convertible Note” means each of those certain Convertible Subordinated Promissory Notes in the form attached hereto as Exhibit B that are issued by the Company pursuant to this Agreement.

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the SEC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Body” means any  (a) federal, state, local, foreign, international or supranational government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (b) Self-Regulatory Organization; or (c) political subdivision of any of the foregoing.

“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement, which is also reflected on the Schedule of Investors attached hereto as Exhibit A.

“Investor” means any Person who purchases a Convertible Note in the Offering pursuant to this Agreement.

“Lien” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” includes but is not limited to mechanics’, materialmens’, warehousemens’ and carriers’ liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document, provided, however, that any effect(s) arising from or relating to any of the following shall not be deemed, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) conditions affecting the industries in which the Business operates (which effect(s), in each case, do not disproportionately affect the Business relative to other companies conducting businesses similar to the Business); (B) general economic, financial market or geopolitical conditions (which effect(s), in each case, do not disproportionately affect the Business relative to other companies conducting businesses similar to the Business); (C) any failure to meet any projections or forecasts for the Business for any period ending (or for which revenues or earnings are released) on or after the date hereof (provided that the underlying causes of any such failure (subject to the other provisions of this definition) shall not be excluded); (D) any change in accounting rules (including GAAP), or the enforcement, implementation or interpretation thereof, after the date hereof; (E) any effect caused by, relating to or resulting from the announcement or pendency of the transactions contemplated by this Agreement; or (F) any effect caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

“Maximum Amount” means $3,000,000.

“MHP Directors” means the two individuals designated from time to time by Manatuck Hill Partners, LLC to be nominated to serve on the Board of Directors.

“Offering” means the offering and sale of the Convertible Notes pursuant to this Agreement.

“OTC Market” means the OTCBB, the OTCQX and/or the OTCQB.

“OTCBB” means the OTC Bulletin Board system.

“OTCQB” means the OTCQB market operated by OTC Markets Group.

“OTCQX” means the OTCQX market operated by OTC Markets Group.

“Outside Date” means the 60th calendar day following the First Closing. If such calendar day is not a Trading Day, then the first Trading Day following such calendar day.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, governmental body (or an agency or subdivision thereof) or other entity of any kind.

“Proceeds” means the amount raised by the Company from the Offering, which, net of expenses, will be utilized by the Company for general corporate and working capital purposes.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Investors substantially in the form of Exhibit C hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Registrable Securities (as defined in the Registration Rights Agreement).

“Required Holders” means the holders of not less than a majority-in-interest of the principal amount of the Convertible Notes.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the Convertible Notes and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Self-Regulatory Organization” means the Financial Industry Regulatory Authority, each national securities exchange in the United States, each non-U.S. securities exchange, and each other commission, board, agency or body, whether in the United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisors, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which the Company is subject.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the SEC under the Exchange Act.

“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than an OTC Market), or (ii) if the Common Stock is not listed on a Trading Market (other than an OTC Market), a day on which the Common Stock is traded in the over the counter market, as reported by OTCQB, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in any of (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, an OTC Market or any other market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Convertible Notes, the Registration Rights Agreement and any exhibits or schedule to any of the foregoing.

“Transfer Agent” means Broadridge Financial Solutions, Inc., the current transfer agent of the Company with a mailing address of 51 Mercedes Way, Edgewood, NY 11717 and a facsimile number of 631-254-7760, and any successor transfer agent of the Company.

“Washington Courts” means the state and federal courts sitting in King County, Washington.

ARTICLE 2.
 PURCHASE AND SALE

2.1.            Issuance of Notes.  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase, a Convertible Note in the principal amount of the applicable Investment Amount.

                2.2.        Closing.

(a)            First Closing.  Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each such Investor shall, severally and not jointly, purchase from the Company on or before March 23, 2018 (the “First Closing Date”), a Convertible Note, with a principal amount as set forth on the respective signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A, with an aggregate principal amount for all Convertible Notes then issued of not less than $2,500,000 (the “First Closing”).

(b)            Subsequent Closing(s).  In the event that the Maximum Amount is not raised at the First Closing, the Company may have one or more subsequent Closings of the Offering (each, a “Subsequent Closing”) until the first to occur of: (i) the Maximum Amount being raised and (ii) the Outside Date.  At each Subsequent Closing, the Company agrees to issue and sell to each Investor participating in such Subsequent Closing who executes a signature page hereto, and each such Investor agrees, severally and not jointly, to purchase from the Company a Convertible Note, with a principal amount as set forth on such Investor’s signature pages attached hereto.  There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place on or before the Outside Date.  The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date”).

(c)            Closing.  The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.” The First Closing Date and any Subsequent Closing Date are sometimes referred to herein as a “Closing Date.”  The Closing at which the Maximum Amount is raised, or which is the last Closing prior to or on the Outside Date, is referred to as the “Final Closing.” The date of the Final Closing is referred to as the “Final Closing Date.” All Closings shall occur on or prior to the Outside Date at the offices of Company Counsel at 524 Second Avenue, Suite 500, Seattle, WA 98104-2323, or remotely via the exchange of documents and signatures.

2.3.            Closing Deliveries.

(a)            Subject to the provisions of this Section 2.3, at or prior to each Closing, the Company shall deliver or cause to be delivered to each Investor participating in such Closing, against the delivery by such Investor of the Investment Amount, the following (the “Company Deliverables”):

(i)            a Convertible Note, duly executed by the Company, in the applicable Investment Amount;

(ii)            a certificate executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in Section 5 (the “Company Officer Certificate”);

(iii)            a certificate executed on behalf of the Company by its secretary dated as of the applicable Closing Date, certifying the resolutions adopted by the Board of Directors approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Convertible Notes, and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company (the “Company Secretary Certificate”).

(iv)            the legal opinion of Company Counsel, in agreed form, addressed to the Investors in the form attached hereto as Exhibit E;

(v)            this Agreement, duly executed by the Company; and

(vi)            the Registration Rights Agreement, duly executed by the Company.

(b)            By the applicable Closing, each Investor shall deliver or cause to be delivered the agreements specified in Section 5.2(d), each duly signed by such Investor (collectively, the “Investor Deliverables”).

(c)            At each Closing, each Investor participating in such Closing shall deliver or cause to be delivered to the Company, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to the account designated in writing by the Company for such purpose.

                2.4.            The Registration Rights Agreement.  The Registration Rights Agreement shall contain the terms and conditions and be in the form attached hereto as Exhibit C.

                2.5.            Use of Proceeds.  The Company hereby covenants and agrees that the Proceeds from the sale of the Convertible Notes shall be used for working capital and general corporate purposes.

ARTICLE 3.
 REPRESENTATIONS AND WARRANTIES

                3.1.            Representations and Warranties of the Company.  Except as set forth in the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of each applicable Closing Date to each Investor:

(a)            Subsidiaries.  A true and correct organizational chart of the Company and its Subsidiaries is included as Schedule 3.1(a) that lists each Subsidiaries name, type of entity, formation date, jurisdiction of organization, and each record and owner of equity interests of each Subsidiary, and there are no other equity interests, economic interests, or voting interests in any Subsidiary except as set forth in Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)            Subsidiary Securities.  There are no outstanding: (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the “Subsidiary Securities”).  There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

(c)            Organization and Qualification.  The Company and each Subsidiary are duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each Subsidiary are duly qualified to conduct its respective businesses in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)            Authorization; Enforcement.  The Company has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company or any Subsidiary in connection therewith.  Each of the Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with its terms, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e)            No Conflicts.  Except as set forth on Schedule 3.1(e), the execution, delivery and performance by the Company of the Transaction Documents to which it is a party  and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract (as defined below), or (iii) result in a violation of any federal, state, local, municipal, foreign or other law, order, judgment, injunction, decree or other restriction of any Governmental Body to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(f)            Filings, Consents and Approvals. Except as set forth on Schedule 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any securities exchange or over the counter market on which the Company’s securities are traded, any Governmental Body, securities or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 hereof, (v) those that have been made or obtained prior to the date of this Agreement, and (vi) other post-closing securities filings or notifications required to be made under federal or state securities laws.

(g)            Issuance of the Securities.  The Securities are duly authorized and, when the Convertible Note is converted and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws. As of the Closing Date, the Company shall have reserved from its duly authorized capital stock the maximum number of Conversion Shares issuable pursuant to this Agreement and the Convertible Note.

(h)            Capitalization.

(i)            Schedule 3.1(h) sets forth as of the date hereof and as of the First Closing Date (A) the authorized capital stock of the Company; (B) the number and class of shares of capital stock issued and outstanding; (C) the number and class of shares of capital stock issuable pursuant to the Company’s stock incentive plans or agreements; and (D) the number and class of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company and a description of the number and rights of such securities.

(ii)            Except as described on Schedule 3.1(h), all of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.

(iii)            Except as described on Schedule 3.1(h), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(iv)            Except as described on Schedule 3.1(h), there are no outstanding (i) shares of capital stock or voting securities of the Company or (ii) options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock or voting securities of the Company, or securities or rights convertible or exchangeable into shares of capital stock or voting securities of the Company (the items in clauses (i) and (ii) being referred to collectively as the “Company Securities”).  Except as described on Schedule 3.1(h), there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

(v)            Except as described on Schedule 3.1(h), the issuance and sale of the Convertible Notes will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(vi)            Except as described on Schedule 3.1(h), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securities-holders of the Company relating to the securities of the Company held by them.

(vii)            Except as described on Schedule 3.1(h), no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

(i)            SEC Reports; Financial Statements.  The Company was never a “shell” company as described in Rule 144(i)(1) under the Securities Act. The Company has filed all reports, schedules, forms, statements and other documents and registration statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed and received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective filing dates, or to the extent corrected or updated by a subsequent amendment or restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company and each Subsidiary included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected or updated by a subsequent amendment or restatement).  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP and that would be reasonably likely to have a Material Adverse Effect.

(j)            Press Releases.  The press releases (other than the industry data, research opinion or viewpoints contained therein that are derived from third party sources) disseminated by the Company during the twelve months preceding the date of this Agreement, either individually or taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  To the Company’s Knowledge, the industry data, research opinion or viewpoints derived from third party sources contained in the press releases disseminated by the Company during the twelve months preceding the date of this Agreement, are derived from valid and reputable sources without the need for consent and, either individually or taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(k)            Material Changes.  Except as described on Schedule 3.1(k) or in the SEC Reports, since the date of the latest audited financial statements included within the SEC Reports: (i) there has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and (ii) except for this Agreement and the other Transaction Documents, there has been no transaction, event, action, development, payment, or other matter of any nature whatsoever entered into by the Company that requires disclosure in an SEC document which has not been so disclosed.

(l)            No Undisclosed Material Liabilities.  There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities provided for in the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2017 or disclosed in the notes thereto; and (ii) other undisclosed liabilities which, individually or in the aggregate, have not resulted in or could reasonably be expected to result in a Material Adverse Effect.

(m)            Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor to the Company’s Knowledge, any director or executive officer thereof (in his or her capacity as such), is or has within the past five years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed in the Disclosure Materials.  There has not been within the past five years, and to the Company’s Knowledge, there is not pending or contemplated any investigation by the SEC involving the Company or any current or former director or executive officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(n)            Labor Relations.  Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations and, to the Company’s Knowledge, there are no attempts to organize the employees of the Company or any of its Subsidiaries.  Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.  No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

(o)            Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in violation of any statute, rule or regulation of any Governmental Body, including without limitation all foreign, federal, state and local laws applicable to the Company relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(p)            Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (the “Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material adverse modification of any such Material Permit.

(q)            Title to Assets.  The Company and the Subsidiaries own, lease or otherwise have a valid right to use, all real property that is material to the Business, good and marketable title in fee simple to all personal property owned by them that is material to the Business and good and marketable title in all personal property owned by them that is material to the Business, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(r)                Material Contracts.  The Company has made available to the Investors copies (via the SEC’s EDGAR system) of the Material Contracts (as defined below).  Except as described in the SEC Reports, neither the Company nor any of its Subsidiaries has entered into any oral contracts which, if written, would qualify as a Material Contract, and the Company is not party to any Material Contracts that are not contained in the SEC Reports.  Each of the Material Contracts is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will continue to be so immediately following the Closing Date.  Except for the agreements, contracts, instruments and other exhibits filed as part of and as required pursuant to the SEC Reports (such agreements, contracts or instruments, collectively, the “Material Contracts”) or otherwise made available to the Investors, neither the Company nor any of its Subsidiaries is party or subject to, or bound by:

(i)            any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company or any of its Subsidiaries of more than $200,000;

(ii)            any contract, lease or agreement involving payments in excess of $200,000, which is not cancelable by the Company or any of its Subsidiaries, as applicable, without penalty on not less than 60 days’ notice;

(iii)            any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;

(iv)            any material indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;

(v)            any employment contracts, non-competition agreements, invention assignments, severance or other agreements with executive officers, directors, employees, shareholders or consultants of the Company or any of its Subsidiaries or Persons related to or affiliated with such Persons;

(vi)            any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any of its Subsidiaries, including, without limitation, any agreement with any shareholder of the Company or any of its Subsidiaries which includes, without limitation, antidilution rights, voting arrangements or operating covenants;

(vii)            any pension, profit sharing, retirement, stock option or stock ownership plans;

(viii)            any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries or based on the revenues or profits derived from any material contract;

(ix)            any acquisition, merger, asset purchase or other similar agreement; or

(x)            any agreement under which the Company or any of its Subsidiaries has granted any Person registration rights for securities.

(s)                Actions with Respect to Material Contracts.

(i)            Neither the Company nor any of its Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s Knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect; and

(ii)            To the Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as would not have a Material Adverse Effect.

(t)                Taxes.

(i)            The Company and its Subsidiaries have timely and properly filed (or has requested valid extensions for) all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due.  All such filed tax returns are accurate in all material respects.  The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns).  There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid.  The reserves for taxes, if any, reflected in the SEC Reports are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable).  There have been no audits or examinations of any tax returns by any Governmental Body, and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated.  No claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.  To the Company’s Knowledge, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns.  There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax. Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(ii)            The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4.  The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(iii)            No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

(u)                Employees.

(i)            Except as set forth in Schedule 3.1(u) or in the SEC Reports, the Company and its Subsidiaries have no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(ii)            To the Company’s Knowledge, each Person who performs services for the Company or any of its Subsidiaries has been, and is, properly classified by the Company or its Subsidiaries as an employee or an independent contractor.

(iii)            To the Company’s Knowledge, no employee or advisor of the Company or any of its Subsidiaries is or is alleged to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, and the employment of the employees of the Company and its Subsidiaries does not subject the Company or the Company’s shareholders to any liability.  There is neither pending nor, to the Company’s Knowledge, threatened any actions, suits, proceedings or claims, or, to the Company’s Knowledge, any threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

(v)            Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with the Business as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights currently used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  Except as set forth in the SEC Reports, to the Company’s Knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights that would have a Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”).  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of the Business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

(w)            Environmental Matters.  Neither the Company nor any Subsidiary: (i) is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or to animal waste (collectively, “Environmental Laws”), (ii) owns, leases, has rights in or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(x)            Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(y)            Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)            No Additional Agreements.  The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(aa)            Consultation with Auditors.  The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(bb)            Exemption from Registration.  Subject to the accuracy of the Investors’ representations and warranties set forth in Section 3.2, except as required pursuant to the Registration Rights Agreement, the sale of the Securities by the Company to the Investors will not require registration under the Securities Act.  The Company is issuing the Convertible Notes in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506(b) under Regulation D as promulgated by the SEC under the Securities Act. No “Bad Actor” disqualifying event described in Rule 506(d)(1)(i) to (viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable.

(cc)            No Integrated Offering.  Other than in connection with this Offering, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any securities or solicited any offers to buy any securities, under circumstances that would cause this Offering to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or quoted.

(dd)            No General Solicitation.  Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Convertible Notes or the Conversion Shares.

(ee)            Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(ff)            Solvency. The Company has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

(gg)            Related Party Transactions.  Except as set forth in the SEC Reports: (i) none of the Company or any of its Affiliates, executive officers, directors, shareholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the Business, except for the normal rights of a shareholder, or, to the Company’s Knowledge, in any supplier, distributor or customer of the Company; (ii) there are no agreements, understandings or proposed transactions between the Company and any of its executive officers, directors or employees; (iii) to the Company’s Knowledge, no employee, executive officer or director of the Company or any of its Subsidiaries has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a Material Contract, or any firm or corporation that competes with the Company; (iv) to the Company’s Knowledge, no member of the immediate family of any executive officer or director of the Company is directly or indirectly interested in any Material Contract; and (v) there are no amounts owed (cash and stock) to executive officers, directors and consultants (except for salary, bonuses or other forms of compensation for services).

(hh)            OFAC. None of the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any director, executive officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Convertible Notes, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii)            Money Laundering Laws. The operations of each of the Company or any of its Subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder all applicable Governmental Bodies and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the “Money Laundering Laws”) and no action, suit, or proceeding by or before any Governmental Body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(jj)            Internal Accounting and Disclosure Controls.  Except as set forth in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at quarterly intervals and appropriate action is taken with respect to any material differences.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

                3.2.            Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, makes the following representations and warranties as of the date hereof and as of each Closing Date on which it is purchasing securities to the Company:

(a)            Organization; Authority.  If such Investor is a business entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each Transaction Document to which Investor is a party has been executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            Investment Intent.  Such Investor is acquiring the Securities issuable to it under the Transaction Documents for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement, plan or understanding, directly or indirectly, with any Person to distribute any of the Securities through any Person.

(c)            Investor Status.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.  Such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Such Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk. At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts the Convertible Note it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor Questionnaire attached as Exhibit D to this Agreement and delivered by Investor in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement and the Closing Date.

(d)            General Solicitation.  Such Investor is not purchasing the Securities as a result of any advertisement, article, notice, meeting, or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)            Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Offering and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities. Investor has received no representations or warranties from the Company, its employees, agents or attorneys in making this investment decision other than as set forth in this Agreement, provided that nothing herein shall be deemed to limit the Investor’s reliance upon any statements or information contained in the SEC Reports in making its investment decision in this Offering.

(f)            Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the Offering and (2) the 30th day prior to the date of this Agreement.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction, including the existence and terms of the Offering.

(g)            Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s or the Company’s business and/or legal counsel in making such decision. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(h)            Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. All of the information which the Investor has provided to the Company is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.

(i)            Transfer or Resale.  Such Investor understands that except as provided in the Registration Rights Agreement and Section 4.1(b) hereof: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Investor, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder except pursuant to the Registration Rights Agreement.

(j)            Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement or other Transaction Document, any valid right, interest or claim against or upon the Company or such Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

(k)            Residency.  Such Investor’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Investor’s name on its signature page hereto.

(l)            No Governmental Review.  Such Investor understands that no United States federal or state agency or any other Governmental Body has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Offering.

(m)            Experience. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

ARTICLE 4.
 OTHER AGREEMENTS OF THE PARTIES

4.1.            Transferability; Certificate. (a) Each Investor covenants that the Securities may only be disposed of only pursuant to an effective Registration Statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective Registration Statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of an Investor under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.

(b)            Certificates evidencing the Securities will contain the following legend or a substantially similar legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities, in connection with applicable securities laws, pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Investor transferee of the pledge.  No notice shall be required of such pledge, but Investor’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure.  Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. At the applicable Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder. Each Investor acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)            Certificates representing the Conversion Shares shall be eligible for removal of the restrictive legend (including the legend set forth in Section 4.1(b)): (i) following any sale of such Securities pursuant to the plan of distribution in an effective Registration Statement (in compliance with any prospectus delivery requirements)  or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) whether or not in connection with a sale or proposed sale of the Securities, at such times as the Securities are eligible for sale by the selling Investor without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions.  The Company agrees that following such time as legends are no longer required to be set forth on certificates representing Securities under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing such Securities containing a restrictive legend, deliver or instruct the Transfer Agent to deliver to such Investor, Securities which are free of all restrictive and other legends.  If the Company is then eligible, certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to an Investor by crediting the prime brokerage account of such Investor with the Depository Trust Company System as directed by such Investor.

(d)            Each Investor hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. While the Registration Statement remains effective, each Investor hereunder may sell the Conversion Shares in accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Conversion Shares are sold pursuant to Rule 144.  Each Investor, severally and not jointly with the other Investors, agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Conversion Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, such Investor will refrain from selling such Conversion Shares until such time as such Investor is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Investor is able to, and does, sell such Conversion Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(d) and each Investor hereunder will indemnify and hold harmless each of such Persons from any breaches or violations of this Section 4.1(d).

                4.2.            Furnishing of Information.  As long as any Investor or any transferee owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  If the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Conversion Shares under Rule 144.

                4.3.            No Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Offering in a manner that would require the registration under the Securities Act of the Offering, or that would be integrated with the Offering for purposes of the rules and regulations of any Trading Market on which the Common Stock then trades in a manner that would require shareholder approval of the sale of the Securities to the Investors.

                4.4.            Subsequent Registrations.  Other than pursuant to the Registration Rights Agreement, prior to the first to occur of (a) the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Registration Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements or (b) such time as all Registrable Securities may be sold by the Investors without volume restrictions pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-8) with the SEC with respect to any securities of the Company.

                4.5.            Securities Laws Disclosure; Publicity.  The Company shall issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”) no later than 5:30 p.m., New York time, on the fourth Trading Day following the Closing Date. In addition, the Company shall file a Current Report on Form 8-K with the SEC describing the material terms of the Transaction Documents (and attach as exhibits thereto all existing Transaction Documents) on or before the fourth Trading Day following the Closing Date.  The Company covenants that following such disclosure, the Investors shall no longer be in possession of any material, non-public information with respect to the Company or any Subsidiary.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock is quoted. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

                4.6.            Limitation on Issuance of Future Priced Securities.  During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

                4.7         Indemnification of Investors.

(a)        In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Investor and its respective directors, officers, shareholders, partners, members, Affiliates, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation in respect thereof (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by any of the Company in any Transaction Document or in any certificate or other instrument delivered by or on behalf of the Company.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

(b)        Promptly after receipt by any Investor Party (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Action in respect of which indemnity may be sought pursuant to this Section 4.7, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, and shall assume the payment of all fees and expenses relating to such Action; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify.  In any such Action, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) the Company shall have failed promptly to assume the defense of such Action. The Company shall not be liable for any settlement of any Action effected without its written consent. Without the prior written consent of the Indemnified Person, the Company shall not effect any settlement of any pending or threatened Action in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Action.

                4.8.            Non-Public Information.  The Company covenants and agrees that, except as specifically contemplated by the Transaction Documents, neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have agreed to maintain the confidentiality of such information and not to use such information other than for purposes of evaluating its purchase of the Securities.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                4.9.            Listing of Common Stock.  The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Conversion Shares, and will take such other action as is necessary or desirable to cause the Conversion Shares to be listed on such other Trading Market as promptly as possible, and (ii) the Company will take all action reasonably necessary to continue the listing and/or quotation and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of each applicable Trading Market.

4.10.           Confidentiality.  Each Investor, severally and not jointly with the other Investors, covenants that, until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.5, (i) such Investor shall maintain the confidentiality of all disclosures made to it in connection with this transaction, including the existence and terms of this transaction and the information included in the Transaction Documents, and (ii) neither such Investor nor any Person acting on its behalf or pursuant to any understanding with it shall engage in any purchase or sale of securities of the Company (including Short Sales). Notwithstanding the preceding clause (ii), in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that has knowledge about the financing transaction contemplated by this Agreement.

4.11.           Investor Protections.  For so long as the Convertible Notes remain outstanding, the Company agrees as follows:
(a)            The Company shall nominate for election to the Board of Directors the MHP Directors. The initial MHP Director will be Chris Beach, who will be appointed to the Board of Directors as of the First Closing, and shall be nominated pursuant to the Company’s articles of incorporation and bylaws at the Company’s 2018 Annual Shareholder Meeting. The second MHP Director will be appointed to the Board of Directors when identified and then nominated to the Board of Directors in connection with the next applicable Company Annual Shareholder Meeting. Two members of the Board of Directors, as of the date hereof, shall not stand for reelection at the Company’s 2018 Annual Shareholder Meeting to facilitate the election of the MHP Directors to the Board of Directors.

(b)            The Company will not, without the prior written consent of the Required Holders, either directly or by amendment, merger, consolidation or otherwise: (a) liquidate, dissolve or wind up the affairs of the Company; (b) purchase or redeem or pay any cash dividend on any capital stock of the Company; (c) effect a material acquisition by the Company, unless otherwise approved by the Board of Directors upon the affirmative vote of each of the MHP Directors; (d) increase the size of the Board of Directors; (e) increase the Company’s equity incentive plan by more than 10% of the amount reserved for the prior fiscal year without the approval of the Board of Directors and each of the MHP Directors; or (f) enter into any transaction with any Affiliate, officer, director, employee or holder of more than five percent (5%) of the Company’s capital stock, calculated on a fully diluted basis; or (g) terminate, or allow to be terminated or suspended, the listing of the Conversion Shares on the Trading Market (except upon the immediate transfer to another acceptable Trading Market.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

                5.1.            Conditions Precedent to the Obligations of the Investors to Purchase Convertible Notes.  The obligation of the Investors to acquire the Convertible Notes at the Closing is subject to the satisfaction or waiver by each Investor, at or before the Closing, of each of the following conditions:

(a)            Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)            Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)            No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Body of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)            No Material Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or the Subsidiaries;

(e)            Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a);

(f)            Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Convertible Notes and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect;

(g)            Stop Orders.  No stop order or suspension of trading shall have been imposed by the SEC or any other Governmental Body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock;

(h)            Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

                5.2.            Conditions Precedent to the Obligations of the Company to Sell Convertible Notes.  The obligation of the Company to sell and issue the Convertible Notes at the Closing to each Investor is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)            Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)            Performance.  Such Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing Date;

(c)            No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Body of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)            Investor Deliverables.  Such Investor shall have delivered this Agreement and the Registration Rights Agreement, each duly executed by such Investor and a completed Selling Holder Questionnaire (as defined in the Registration Rights Agreement) and Investor Questionnaire in the form attached as Exhibit D to this Agreement.

(e)            Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
 MISCELLANEOUS

                6.1.            Fees and Expenses.  Each party shall pay the fees and expenses of its respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, however, that the Company shall reimburse the Investors as a group for their reasonable expenses incurred in connection with the Offering up to an aggregate amount of $25,000.

                6.2.            Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing Date, and without further consideration, the Company and the Investors will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

                6.3.            Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via (i) facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m., New York City time, on a Trading Day or (ii) electronic mail (i.e., Email) prior to 6:30 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via (i) facsimile at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email), in each case on a day that is not a Trading Day or later than 6:30 p.m., New York City time, on any Trading Day, or (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile or Email transmission.  The address for such notices and communications shall be as follows:

If to the Company:	Jones Soda Co.
66 S Hanford St.
Suite 150
Seattle, WA 98134
Attention: Chief Financial Officer
Email: maxs@jonessoda.com

With a copy to:	Cairncross & Hempelmann, P.S.
524 Second Avenue, Suite 500
Seattle, WA 98104-2323
Attention: Michael Moyer
Fax: (206) 587-2308
Email: MMoyer@Cairncross.com

If to the Investor:	To the Investor’s address as specified on Investor’s signature page hereof.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4.            Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Required Holders (which amendment shall be binding on all Investors) or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought (and if such party is the Investors, then by the Required Holders).  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5.            Termination.  This Agreement may be terminated prior to Closing:

(a)            by written agreement of the Required Holders and the Company; and

(b)            by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the First Closing shall not have taken place by 6:30 p.m., New York City time, on or before March 31, 2018; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time; provided however that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

In the event of a termination pursuant to this Section 6.5, the Company shall promptly notify all non-terminating Investors.

6.6.            Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any other Transaction Documents.

                6.7.            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Required Holders, except in the event of a merger or in connection with another entity acquiring all or substantially all of the Company’s assets.  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement that apply to the “Investors.”

                6.8.            No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

                6.9.            Governing Law; Venue; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Washington, without regard to the principles of conflicts of law thereof.  Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Washington Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Washington Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such Washington Court, or that such proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  If either party shall commence an Action to enforce any provisions of a Transaction Document, then the substantially prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

             6.10.            Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Convertible Notes for 18 months following the Closing Date, (except to the extent a claim for indemnification has been made prior to such time for any breach thereof, in which event the representation or warranty and the associated rights of indemnification shall survive with respect to such claim until such claim has been resolved).

             6.11.            Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail signature page were an original thereof.

             6.12.            Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

             6.13.            Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

             6.14.            Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

             6.15.            Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

             6.16.            Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Convertible Notes pursuant to the Transaction Documents has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor and none of its agents or employees shall have any liability to any other Investor (or any other Person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

             6.17.            Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such an Investor shall be personally liable for any liabilities of such Investor.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

JONES SODA CO.

By:
Name:
Title:

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Note Purchase Agreement
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Note Purchase Agreement, dated as of March 23, 2018 (the “Agreement”), between the undersigned, Jones Soda Co., a Washington corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company appearing below, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of March 23, 2018.

Name and Address, Fax No. and Social Security No./EIN of Investor:

________________________________________________

________________________________________________

Fax No.: _________________________________________

Soc. Sec. No./EIN: _________________________________

If a partnership, corporation, trust or other business entity:
By:
Name:
Title:
If an individual:
Signature: _________________________________
Investment Amount: $_________________________
Account Registration Type (check one) ☐Individual Account ☐Joint Account ☐Individual Retirement Accout ☐Corporation/Pratnership/Other ☐Trust

EXHIBIT A

SCHEDULE OF INVESTORS

(See attached)

EXHIBIT B

FORM OF CONVERTIBLE NOTE

(See attached)

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

(See attached)

EXHIBIT D

INVESTOR QUESTIONNAIRE

(See attached)

EXHIBIT E

LEGAL OPINION

(See attached)